[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL.

THIS AMENDMENT (“Amendment”), of the Supply Agreement, effective as of April 1, 2023 (such agreement, as amended from time to time as described in the recitals below, the “Agreement”), by and between Valneva Austria GmbH, a company duly organized and existing under the laws of Austria, having its principal offices located at Campus Vienna Biocenter 3, 1030 Vienna, Austria (“Valneva”), and Vetter Pharma International GmbH, a company duly organized and existing under the laws of Germany, having its principal offices located at Eywiesenstraße 5, 88212 Ravensburg, Germany (“Vetter”), with Valneva and Vetter hereinafter individually also referred to as a “Party” and collectively as the “Parties”,

WITNESSETH:

WHEREAS, in accordance with Section 12 (5) (Amendments), the Parties wish to amend the Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth above and below in this Amendment, and in the Agreement, subject to the terms and conditions hereof, each Party as follows:

ARTICLE 1: AMENDMENTS

With effect from January 1, 2024, the Agreement shall be deemed amended in accordance with the following:

Annex 1 shall be replaced in its entirety by an updated version of Annex 1, attached hereto as Exhibit 1.

ARTICLE 2: MISCELLANEOUS

(1)    Capitalized terms not defined herein shall have the same meanings as specified in the Agreement, unless the context otherwise requires. A reference herein to an Article or a Section is to an Article or Section of the Agreement, unless the context otherwise requires. Each reference to the term Agreement, in the Agreement, shall be deemed to be a reference to the Agreement as amended or supplemented by this Amendment, unless the context otherwise requires.
(2)    The provisions of the Confidentiality Agreement shall also govern this Amendment, except that each Party agrees to keep Confidential Information of the other Party confidential for a period of ten (10) years from the termination of the Agreement.

(3)    Except as expressly modified by this Amendment, any and all terms and conditions of the Agreement shall remain in full force and effect, and shall be applicable to this Amendment. For the avoidance of doubt, anything which is not covered in this Amendment, shall be subject to the provisions of the Agreement.

(4)    The Agreement (including the Quality Agreement and its Appendices and the Confidentiality Agreement) together with this Amendment, constitutes the entire agreement between the Parties with respect to Production of the Product by Vetter and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the Parties in respect thereof.

(5)    Section 12 (17) (Dispute) and Section 12 (18) (Governing Law) of the Agreement shall be deemed incorporated into this Amendment by this reference, save that any reference in any such Article to “this Agreement” shall be deemed to be a reference to this Amendment.

(Page remainder left blank intentionally, immediately followed by the signatures page.)

IN WITNESS WHEREOF, duly authorized representatives of each of the Parties have on the days and year at the places below written executed this Amendment to be effective on the respective dates as set forth above.

VALNEVA Austria GmbH

Vienna, Austria, dated _____________________(month) ______ (day), 2023

(signed)    /s/
Name:    [***]
Title:    [***]

VETTER PHARMA INTERNATIONAL GMBH

Ravensburg, Germany, dated ____________________ (month) ______ (day), 2023

(signed)    /s/    (signed)    /s/
Name:    [***]    Name:    [***]
Title:    [***]    Title:    [***]

Exhibit 1

ANNEX 1 TO THE COMMERCIAL SUPPLY AGREEMENT:
PRODUCT, SERVICES and PRICES

Product(s):

Sterile water for injection in a pre-filled syringe 1,5 ml, with approx. 0,5 ml fill volume, according to and specified in Quotation dated June 1, 2022.

Services:

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